Exhibit 10.61

Summary of Compensation for Non-Employee Directors
Effective January 1, 2010

Annual Board Retainer	$ 50,000
Board Meeting Fee	$ 1,500 per meeting attended
Committee Chair Annual Retainer Audit/Compensation	$ 15,000
Committee Chair Annual Retainer Other Committees	$ 10,000
Committee Meeting Fee	$ 1,500 per meeting attended
Annual Equity Grant (1)	$125,000

(1)
Granted in the form Restricted Stock Units effective January 26, 2010.  Messrs. Bech, Dossey, Lee, Loyd, Rose and Myers each received 9,630 Restricted Stock Units which will vest in full on December 31, 2010.